10.5 Letter Agreement dated July 29, 1999 by and between Regent Group, Inc. and Investorlinks.com, LLC.

                                  July 29, 1999

Mr. Frank A. Kollar
Investorlinks.com, LLC
P.O. Box 6244
Charlottesville, VA 22906

Dear Mr. Kollar:

         In connection with the possible transaction ("Transaction") between Regent Group, Inc. together with its subsidiaries (the "Recipient") and Investorlinks.com, LLC, (the "Company"), the Recipient has requested access to certain information, properties, and personnel of the Company.

         In consideration for and as a condition to the Company's furnishing access to such information, properties, and personnel of the Company as the Company, in its sole discretion, agrees to make available to the Recipient, the Recipient agrees as follows:

         1.       CONFIDENTIAL AND PROPRIETARY NATURE OF THE INFORMATION

                  The Recipient acknowledges the confidential and proprietary nature of the Confidential Information (as defined below), agrees to hold and keep the same as provided in this letter agreement, and otherwise agrees to each and every restriction and obligation in this letter agreement

         2.       CONFIDENTIAL INFORMATION

                  As used in this letter agreement, the term "Confidential Information" means and includes any and all:

                  (a) trade secrets concerning the business and affairs of the Company (which includes the financial materials provided to the Recipient by Company), product specifications, data, know-how, formulae, compositions, processes, designs, sketches,. photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and program (including object code and source code), computer software and database technologies, system, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of applicable state trade secret law, and;

Frank Kollar
Confidentiality Agreement
July 29, 1999

                  (b) information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials), however documented, that has been or may hereafter be provided or shown to the Recipient by the Company or by the directors, officers, employees, agents, consultants, advisors, or other representatives including legal counsel, accountants and financial advisors ("Representatives") of the Company (the "Company Representatives") or is otherwise obtained from review of Company documents or property or discussions with Company Representatives by the Recipient or the Recipient's Representatives (including current or prospective financing sources) or Representatives of the Recipient's Representatives irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the Recipient or the Recipient's Representatives containing or based, in whole or in part, on any information included in the foregoing. Any trade secrets of the Company will also be entitled to all of the protections and benefits under applicable state trade secret law and any other applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this letter agreement, then such information will be considered Confidential Information for purposes of this letter agreement. In the case of trade secrets, the Recipient hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

         3.       RESTRICTED USE OF CONFIDENTIAL INFORMATION

                  The Recipient agrees that the Confidential Information (a) will be kept confidential by the Recipient and the Recipient's Representatives and (b) without limiting the foregoing, will not be disclosed by the Recipient or the Recipients Representatives to any person (including current or prospective financing sources) except with the specific prior written consent of Frank A. Kollar (the "Company Contact") or except as expressly otherwise permitted by the terms of this letter agreement. It is understood that the Recipient may disclose Confidential Information to only those of the Recipient's Representatives who (i) require such material for the purpose of evaluating a possible Transaction (but to the extent practicable, only such part that is so required and without revealing the possible Transaction), and (ii) are informed by the Recipient of the confidential nature of the Confidential Material and the obligations of this letter agreement. The Recipient Ruther agrees that the Recipient and the Recipient's Representatives will not use any of the Confidential Information either for any reason or purpose other than to evaluate a possible Transaction or in any way detrimental to the Company (it being acknowledged that any use other than evaluation of and negotiating the possible Transaction will be deemed detrimental). The Recipient also agrees to be responsible for enforcing the terms of this letter agreement as to the Recipient's Representatives and the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this letter agreement and

Frank Kollar
Confidentiality Agreement
July 29, 1999

thereby prevent any disclosure of the Confidential Information by any of the Recipients Representatives (including all actions that the Recipient would take to protect its own trade secrets and confidential information).

         4.       NONDISCLOSURE OF POSSIBLE TRANSACTION

                  Except as permitted by the previous paragraph and except as expressly permitted by a definitive acquisition agreement, if any, entered into by the Recipient for the acquisition of the Company, neither the Recipient nor the Recipient's Representatives will disclose to any person (including another prospective purchaser who has been provided Confidential Information) the fact that the Confidential Information has been made available to the Recipient or the Recipient's Representatives or that the Recipient or the Recipients Representatives have inspected any portion of the Confidential Information. Except with the prior written consent of the other party and except as expressly permitted by a definitive acquisition agreement, if any, entered into by the Recipient for the acquisition of the Company, neither the Recipient nor Recipient's Representatives will disclose the fact that any discussions or negotiations are taking place concerning a possible Transaction, including the status of such discussions or negotiations.

         5.       COMPANY CONTACT

                  All requests 'by the Recipient or the Recipients Representatives for Confidential Information, meetings with Company personnel or Company Representatives, or inspection of the Company's properties must be made to the Company Contact.

         6.       EXCEPTIONS

                  All of the foregoing obligations and restrictions do not apply to that part of the Confidential Information that the Recipient demonstrates (a) was or becomes generally available to the public other than, as a result of a disclosure by the Recipient or the Recipient's Representatives or (b) was available, or becomes available, to the Recipient on a non-confidential basis prior to its disclosure to the Recipient by the Company or a Company Representative, but only if (i) the source of such information is not bound by the Confidentiality Agreement with the Company or is not otherwise prohibited from transmitting the information to the Recipient or the Recipient's Representatives by a contractual, legal, fiduciary, or other obligation and (ii) the Recipient provides the Company with written notice of such prior possession either (A) prior to the execution and delivery of this letter agreement or (B) if the Recipient later becomes aware of (through disclosure to the Recipient or otherwise through the Recipients work on the Transaction) any aspect of the Confidential Information of which the Recipient had prior possession, promptly upon the Recipient becoming aware of such aspect

Frank Kollar
Confidentiality Agreement
July 29, 1999

         7.       LEGAL PROCEEDINGS

                  If the Recipient or any of the Recipient's Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or is required by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this letter agreement, the Recipient or such Representative, as the case may be, will provide the Company with prompt notice of such request so that it may seek an appropriate protective order or other appropriate remedy. Subject to the foregoing, the Recipient or such Representative may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of its counsel reasonably acceptable to the Company, the Recipient is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other material censure or material penalty; provided, however, that the Recipient and the Recipient's Representatives must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed

         8.       RETURN OF CONFIDENTIAL INFORMATION

                  If the Recipient determines that it does not wish to proceed with a Transaction (the Recipient will promptly notify the Company Contact of such decision) or if the Company notifies the Recipient that it does not wish the Recipient to consider the Transaction any further, then (a) the Recipient
(i) will promptly deliver to the Company Contact all documents or other materials furnished by the Company or any Company Representative to the Recipient or the Recipient's Representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Recipient or the Recipients Representatives, and (ii) will destroy materials generated by the Recipient or the Recipients Representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or (b) alternatively, if the Company Contact requests or gives his prior written consent to the Recipients request, the Recipient will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Recipient or the Recipients Representatives. Any such destruction pursuant to the foregoing must be confirmed by the Recipient in writing to the Company (such confirmation must include a list of the destroyed materials).

         9.       NO OBLIGATION TO NEGOTIATE A DEFINITIVE AGREEMENT

                  The Company and its shareholders reserve the right, in their sole discretion, to reject any and all proposals made by the Recipient or the Recipient's Representatives with regard to a Transaction and to terminate discussions and negotiations with the Recipient and the Recipient's Representatives at any time. Without limiting the preceding sentence, nothing in this letter agreement requires either the Recipient or the Company or its shareholders to enter into a

Frank Kollar
Confidentiality Agreement
July 29, 1999

Transaction or to negotiate such transaction for any specified period of time.

         10.      NO REPRESENTATIONS OR WARRANTIES

                  The Company retains the right to determine, in its sole discretion, what information, properties, and personnel it wishes to make available to the Recipient, and neither the Company nor its Representatives make any representation or warranty (express or implied) concerning the completeness or accuracy of the Confidential Information, except pursuant to representations and warranties the may be made to the Recipient in a definitive acquisition agreement for a Transaction if, when, and as executed and subject to such limitations and restrictions as may be specified therein. The Recipient also agrees that if the Recipient determines to engage in a Transaction, the Recipient's determination will be based solely on the terms of such definitive acquisition agreement and on the Recipients own investigation, analysis, and assessment of the Company. Moreover, unless and until such a definitive written agreement is entered into, neither the Company nor the Recipient will be under any legal obligation of any kind with respect to such a Transaction except for the matters specifically agreed to in this letter agreement or in another written agreement

         11.      REMEDIES

                  The Recipient agrees to indemnify and hold the Company and its shareholders harmless from any damages, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) a rising out of or resulting from any unauthorized use or disclosure by the Recipient or the Recipients Representatives of the Confidential Information or other violation of this letter agreement. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this letter agreement by the Recipient or the Recipients Representatives and any such breach would cause the Company irreparable harm, the Recipient also agrees that, in the event of any breach or threatened breach of this letter agreement, the Company will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this letter agreement but will be in addition to all other remedies available at law or equity to the Company.

         12.      MISCELLANEOUS

                  (a) Modification. The agreements set forth in this letter agreement may be modified or waived only by a separate writing signed by the Company and the Recipient expressly modifying or waiving such agreements.

                  (b) Waiver. The rights and remedies of the parties to this letter agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this letter agreement will operate as a waiver of such dot, power,

Frank Kollar
Confidentiality Agreement
July 29, 1999

or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this letter agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this letter agreement.

                  (c) Person. The term "person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

                  (d) Severability. The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect If any of the covenants or provisions of this letter agreement are determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated by this letter agreement.

                  (e) Costs. The Recipient agrees that if it is held by any court of competent jurisdiction to be in violation, breach, or nonperformance of any of the terms of this letter agreement, then it will pay all costs of such action or suit, including reasonable attorneys' fees.

                  (f) Assignment. The Company reserves the right to assign all of its rights under this letter agreement, including the right to enforce all of its terms. In the event of a Transaction that involves a sale of assets, the Company currently intends to assign to the buyer rights to enforce the restrictions and other obligations of this letter agreement, including the right to enforce all of its terms.

                  (g) Section Headings, Construction. The headings of Sections in this letter agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this letter agreement unless otherwise specified. All words used in this letter agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  (h) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this letter agreement may be brought

Frank Kollar
Confidentiality Agreement
July 29, 1999

against either of the parties in the courts of the State of new York, County of New York, and each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  (i) Governing Law. This letter agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

                  (j) Counterparts. This letter agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this letter agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement.

         If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

                                                   Very truly yours,

                                                   By: /s/
                                                   Name: Anthony L. Escamilla
                                                   Its: Chief Executive Officer

DULY EXECUTED and agreed to on July 29,1999.

                                                   By: /s/
                                                   Name: Frank A. Kollar
                                                   Its: Managing Partner